EXHIBIT 23.2

[LETTERHEAD OF PRICEWATERHOUSECOOPERS LLP]

CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated February 1, 2002 relating to the financial statements of Liquid Audio, Inc., which appears in Liquid Audio, Inc.’s Annual Report on Form 10-K for the year ended December 31, 2001.

/s/ PricewaterhouseCoopers LLP

PRICEWATERHOUSECOOPERS LLP

San Jose, California
April 16, 2002